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                                                                    Exhibit 21.1



                   EXHIBIT 21.1 SUBSIDIARIES OF THE REGISTRANT


        Name                                       Jurisdiction of Incorporation

        Longtimber Company of Oregon               Oregon

        Longfibre Limited                          Barbados
